Exhibit 99.3

Series 2007-CC Investor Certificate

SERIES 2007-CC COLLATERAL CERTIFICATE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2007-CC COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND THE AMENDED AND RESTATED INDENTURE, DATED AS OF DECEMBER 22, 2015, BY AND BETWEEN U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, AND DISCOVER CARD EXECUTION NOTE TRUST, AS ISSUER THEREUNDER.

NO. 4

DISCOVER CARD MASTER TRUST I, SERIES 2007-CC

CREDIT CARD PASS-THROUGH COLLATERAL CERTIFICATE

DISCOVER BANK

MASTER SERVICER, SERVICER AND SELLER

(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

This certifies that U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Investor Certificateholder”) is the registered owner of a Fractional Undivided Interest in the Discover Card Master Trust I (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) existing as of the Cut-Off Date (or, with respect to Receivables in Additional Accounts, as of the applicable Additional Account Cut-Off Date) or thereafter created under certain open end credit card accounts for specified Persons (the “Accounts”) originated by Discover Bank, a Delaware banking corporation (“Discover Bank”), or an affiliate of Discover Bank, and transferred to the Trust by Discover Bank or one or more Additional Sellers, all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the Applicable State or any successor provision thereto) of such Receivables and interchange pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015 (as amended from time to time, the “Pooling and Servicing Agreement”) among Discover Bank as Master Servicer and Servicer, Discover Funding LLC as Transferor (“Discover Funding”) and U.S. Bank Trust Company, National Association as successor to U.S. Bank National Association, as master trust trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth herein below, and benefits under any Credit Enhancement with respect to any Series of investor certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable. Reference is hereby made to the further provisions of this Series 2007-CC Collateral Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth at this place.

This Series 2007-CC Collateral Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or any amendment thereto, or the Amended and Restated Series 2007-CC Supplement, dated as of December 22, 2015 (the “Series Supplement”), among Discover Bank, Discover Funding and the Trustee or any amendment thereto, or become vested or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, Discover Bank has caused this Series 2007-CC Collateral Certificate to be duly executed and authenticated.

DISCOVER BANK

By:	/s/ Patricia S. Hall
Name: Patricia S. Hall
Title: Vice President, Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Series 2007-CC Collateral Certificate referred to in the within-mentioned Pooling and Servicing Agreement and Series Supplement.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

REVERSE OF SERIES 2007-CC CERTIFICATE

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement. This Series 2007-CC Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series Supplement, to which Pooling and Servicing Agreement and Series Supplement, as each may be amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and by which the Investor Certificateholder is bound.

This Series 2007-CC Collateral Certificate represents a Fractional Undivided Interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement and the Series Supplement to be deposited in the Investor Accounts with respect to Discover Card Master Trust I, Series 2007-CC or paid to the Investor Certificateholder.

The aggregate interest represented by the Series 2007-CC Collateral Certificate at any time in the assets of the Trust shall equal the Series Investor Interest at such time. The Series Investor Interest of the Series 2007-CC Collateral Certificate was initially $400,000,000 and will increase or decrease pursuant to the terms of the Series Supplement and certain documents referenced therein. The amount of the Series Investor Interest, including all increases and decreases thereto, shall be maintained on the records of the Trustee; provided, however, that the failure of the Trustee to make any such recordation, or any error thereon, shall not affect the obligations of Discover Bank hereunder or under the Series Supplement. In addition to the Series 2007-CC Collateral Certificate, a Seller Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents, at any time, the undivided interest in the Trust not represented by the Series 2007-CC Collateral Certificate or the investor certificates of any other Series of investor certificates then outstanding, if any. Subject to the terms and conditions of the Pooling and Servicing Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of investor certificates, which will represent Fractional Undivided Interests in the Trust.

Series Principal Collections, Series Finance Charge Collections, Series Interchange and other amounts allocable to the Series 2007-CC Collateral Certificate will be distributed to, or for the account of, the Investor Certificateholder of the Series 2007-CC Collateral Certificate on each Distribution Date through and including the Series Termination Date in the manner and to the extent set forth in the Series Supplement.

This Series 2007-CC Collateral Certificate does not represent an obligation of, or an interest in, the Master Servicer. This Series 2007-CC Collateral Certificate is limited in right of payment to certain Collections respecting the Receivables and certain other assets of the Trust, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement and the Series Supplement.

The Pooling and Servicing Agreement permits, with certain exceptions, the amendment and modification of the rights and obligations of the Master Servicer, and the rights of Investor Certificateholders under the Pooling and Servicing Agreement and Series Supplement, at any

time by the Master Servicer, the Sellers and the Trustee in certain cases (some of which require confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of their respective ratings assigned to the Investor Certificates) without the consent of the Investor Certificateholders, and in all other cases with the consent of the Investor Certificateholders owning Fractional Undivided Interests aggregating not less than 66-2/3% of the Class Invested Amount of each such affected Class (and with confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of their respective ratings assigned to the Investor Certificates); provided, however, that no such amendment shall (a) have .a material adverse effect on any Class of Investor Certificateholders by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate without the consent of the affected Investor Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class then of record; provided, further, that the permitted activities of the Trust may be significantly changed only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount. Any such amendment and any such consent by the Investor Certificateholder for the Series 2007-CC Collateral Certificate, including the deemed consent described in the following sentence, shall be conclusive and binding on such Investor Certificateholder and upon all future Holders of this Series 2007-CC Collateral Certificate and of any Series 2007-CC Collateral Certificate issued in exchange therefor or in lieu hereof whether or not notation thereof is made upon this Series 2007-CC Collateral Certificate. Subject to compliance with the terms of Section 17 of the Series Supplement, the Investor Certificateholder of the Series 2007-CC Collateral Certificate, by acceptance of this Series 2007-CC Collateral Certificate, will be deemed to have consented for all purposes to any amendment that any Seller determines is necessary or desirable for such Seller to maintain or establish sale accounting treatment under then-applicable financial accounting standards.

The transfer of this Series 2007-CC Collateral Certificate shall be registered in the Certificate Register upon surrender of this Series 2007-CC Collateral Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the investor Certificateholder for the Series 2007-CC Collateral Certificate or such Investor Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Series 2007-CC Collateral Certificates of authorized denominations and for the same aggregate Fractional Undivided interest will be issued to the designated transferee or transferees.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the Series 2007-CC Collateral Certificate is exchangeable for a new Series 2007-CC Collateral Certificate evidencing a like aggregate Fractional Undivided Interests, as requested by the Investor Certificateholder for the Series 2007-CC Collateral Certificate. No service charge may be imposed for any such exchange but the Master Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent, and any agent of any of them, may treat the person in whose name this Series 2007-CC Collateral Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trust nor the Trustee, the Paying Agent, the Transfer Agent, nor any agent of any of them or any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

Subject to certain conditions in the Pooling and Servicing Agreement and the Series Supplement, if the principal of the Series 2007-CC Collateral Certificate has not been paid in full prior to the Series Termination Date, the obligations created by the Pooling and Servicing Agreement and the Series Supplement with respect to the Series 2007-CC Collateral Certificate shall terminate on the Series Termination Date.